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                                                                    EXHIBIT 10.9

                        PROFESSIONAL SERVICES AGREEMENT

A.  PARTIES

    The four parties are Rose & Crangle, Ltd., a closely held Kansas corporation at 102 E. Lincoln Street in Lincoln, KS 67455-0285, and its predecessor (Rose & Crangle); Helisys, Inc., a publically listed Delaware corporation at 24015 Garnier Street in Torrance, CA 90505 and its predecessors (Helisys); Robert D. Crangle (Crangle); and Michael Feygin (Feygin).

B.  BACKGROUND

    Rose & Crangle began supplying consulting services to Helisys in 1985 and initially accepted stock in lieu of customary consulting fees; it is a Helisys shareholder. In March, 1996, Helisys completed its initial public stock offering.

    Feygin invented the technology made and sold by Helisys. He has been the president and major shareholder of Helisys since 1985, as well as on the Helisys board of directors (Board).

    Crangle, part owner and employee of Rose & Crangle, has been a management consultant since 1969 to, primarily, large corporations, institutions and government agencies. He is a degreed engineer, a former business school professor, an active Kansas lawyer, an experience board member, and a Board member since 1985.

C.  INTENT

    Each party wants (1) to have Feygin and Crangle on the Board, and (2) to retain Crangle, through Rose & Crangle, as a consultant to Helisys.

D.  RESPONSIBILITIES OF THE PARTIES

1. Feygin and Rose & Crangle agree to vote for Feygin and Crangle to be on the Board.

2.  Crangle agrees to be an employee of Rose & Crangle, and not of Helisys.

3. Rose & Crangle agrees to make Crangle available to Helisys for forty-five to fifty (45-50) days each year during the term of this agreement, targeted at 75% or more in Torrance, for (i) consulting and (ii) Board membership, if elected. Consulting includes senior management personal advice, counseling and guidance; advice to increase the effectiveness and/or efficiency of existing Helisys processes; management responsibilities; and responsibility for special projects to alter existing Helisys operations or perform rate or one-time events. The parties stipulate that Rose & Crangle has provided effective consulting services to Helisys in all these areas since 1985, and that Crangle has been an effective Board member since 1985. Crangle agrees to communicate regularly with Feygin on Helisys matters; in general this means at least on a weekly basis when Crangle is not in Torrance.




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PROFESSIONAL SERVICES AGREEMENT -- PAGE 2

4.  Helisys agrees to (i) assign specific consulting tasks to Rose & Crangle and
(ii) provide Rose & Crangle with an office with desk, telephone, files, computer network access and supplies to facilitate the accomplishment of these tasks.

5. Rose & Crangle agrees to, each month: (i) report Crangle's planned dates to be in Torrance for four months in advance; (ii) briefly summarize its activities for Helisys each month; and (iii) suggest the plan of activities for the following month to Helisys.

6. Rose & Crangle agrees to invoice Helisys for expenses and fees at the end of each month.

7. Helisys agrees to pay Rose & Crangle invoices within thirty (30) days of invoice date and pay one percent per month (12% per year) of invoiced amounts unpaid after thirty days.

D.  EFFECTIVE DATE AND TERM

    This agreement shall be effective April 1, 1996 and continue through December 31, 1997 unless sooner terminated by mutual agreement of the parties.

E.  RENEWAL

    Unless written notice of termination is provided by restricted mail, return receipt requested, by any two parties to the other two parties prior to September 1, 1997, this agreement shall be renewed for an additional year. Once renewed, it shall be renewed annually thereafter unless such termination notice is provided prior to September 1.

F.  CONSIDERATION

1.  Expenses

    Helisys shall reimburse Rose & Crangle's actual costs of communications, travel, meals, lodging, research, special training programs, project clerical or temporary labor, and so forth incurred during Helisys work. Rose & Crangle shall obtain advance approval for unusual costs, including labor rates of al project clerical or temporary personnel, to be invoiced to Helisys.

2.  Professional Fees

    The Rose & Crangle monthly fee during the Helisys fiscal year ending July 31, 1996, shall be $6,000; during each subsequent Helisys fiscal year the monthly fee shall be increased proportionally with the August-to-August increase in the salary pool of Feygin and his same (or successor) direct reports in order to have a valid comparison. Any bonus, commission or other fee payment motivated by Rose & Crangle services, shall, if paid, also be paid to Rose & Crangle.

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PROFESSIONAL SERVICES AGREEMENT - PAGE 3

     Should Helisys impose a general salary reduction on its then-employed workforce, including all its executives and managers, as a consequence of the general financial hardship of Helisys, the Rose & Crangle fees shall also then be reduced by the same proportion and for the same length of time.

G.  SEVERABILITY, INTERPRETATION AND CHANGES

1. Should any portion of this agreement be found non-binding for any reason, that shall not affect any other portion, and all other portions shall continue to bind the parties.

2. Changes to this agreement shall be made only by dated written amendment signed by duly authorized representatives of the parties. The fact that any party takes any action which is or seems to be inconsistent with this agreement but which has been or seems to have been accepted by any other party shall not act as or be interpreted as a constructive or actual change to this agreement absent a written, signed, dated amendment.

THIS AGREEMENT IS ACCEPTED BY THE PARTIES AS BINDING UPON THEMSELVES, THEIR HEIRS, SUCCESSORS AND ASSIGNS THIS 7th DAY OF MARCH, 1996, AND EACH PARTY HEREBY ACKNOWLEDGES RECEIPT OF A SIGNED ORIGINAL.


                                                                  /s/ M. FEYGIN
                                                    ----------------------------
                                                               Helisys, Inc. by
                                                      Michael Feygin, President


                                                          /s/ ROBERT D. CRANGLE
                                                    ----------------------------
                                                       Rose & Crangle, Ltd., by
                                                    Robert D. Crangle, President


                                                             /s/ MICHAEL FEYGIN
                                                    ----------------------------
                                                                 Michael Feygin


                                                          /s/ ROBERT D. CRANGLE
                                                    ----------------------------
                                                              Robert D. Crangle
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[LETTERHEAD OF HELISYS]

                                                                  August 6, 1996

Robert Crangle
Rose & Crangle Ltd.
102 E. Lincoln Street
Lincoln, Ks. 67455-0283

Re:   Professional Services Contract

As stated in the Professional Services Agreement effective April 1, 1996 between Rose & Crangle Ltd. and Helisys, Inc. a Delaware Corporation, an adjustment in the professional fees will be recalculated at the beginning of the new fiscal year. This fee change will be effective August 1, 1996.

Several calculations have been made based on the terms of the agreement. However, it has proven difficult to determine which employees and what salaries are to be considered as part of the salary pool. In an effort to resolve them, Helisys is offering to increase the monthly fee from $6,000 to $6,600 for fiscal 1997 (August 1, 1996 to July 31, 1997).

We would like you to officially accept the increase, if agreeable, in that it is a change from the calculation process suggested in the Professional Services Agreement.

Sincerely,                                   Acceptance:

/s/ Dave Okazaki                             /s/ Robert Crangle  8/13/96
----------------                             ---------------------------
Dave Okazaki                                 Robert Crangle      Date
Chief Financial Officer                      President
                                             Rose & Crangle Ltd.